Exhibit 99.1

Clarus Reports Strong First Quarter 2018 Results

- Sales up 28% to $53.3 Million With Gross Margin up 390 Basis Points to 33.5% (Adjusted Gross Margin up 580 Basis Points to 35.4%) –

SALT LAKE CITY, Utah – May 7, 2018 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a company focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns, reported financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights vs. Same Year-Ago Quarter

•	Sales of $53.3 million, up 28%.

•	Gross margin up 390 basis points to 33.5%; adjusted gross margin up 580 basis points to 35.4%.

•	Net income improved to $0.4 million or $0.01 per share, compared to a net loss of $1.5 million or $(0.05) per share.

•	Adjusted net income before non-cash items increased 635% to $3.8 million or $0.13 per share, compared to $0.5 million or $0.02 per share.
•	Adjusted EBITDA improved 590% to $4.3 million compared to $0.6 million.

Management Commentary

“During the first quarter, we continued to gain momentum across all of our key growth drivers at Black Diamond as demonstrated by strong increases in sales, gross margin and adjusted EBITDA,” said John Walbrecht, president of Clarus. “As promised to our retail partners, we also continued to outpace our competition through product innovation, aggressive marketing impressions, on-time delivery, strong fulfillment and ease of doing business with. We have also continued to make great progress integrating Sierra Bullets, L.L.C. (“Sierra”) onto the Clarus platform and are well underway in our plan to develop the brand into its full potential.

“Given our momentum, we believe our strategy is working. Product innovation for the remainder of 2018 will be highlighted by key introductions across all of Black Diamond’s primary categories, including the first full season of our rock shoe collection, and our new, innovative rainwear apparel line. At Sierra, we expect to drive continual product innovation and strengthened sales and marketing efforts as we look to increase the exposure and momentum of the brand in a year that has kicked off with strong consumer demand.”

First Quarter 2018 Financial Results

Sales in the first quarter of 2018 increased 28% to $53.3 million compared to $41.6 million in the same year-ago quarter. The increase was driven by $8.2 million in sales generated by Sierra Bullets, L.L.C. (“Sierra”), which the Company acquired on August 21, 2017, and continued strong growth in Black Diamond Equipment’s climb category. Excluding the Sierra acquisition, sales increased 8%. On a constant currency basis, total sales were up 24%.

Gross margin increased 390 basis points to 33.5% compared to 29.6% in the year-ago quarter. The increase was primarily due to a favorable mix of higher margin products and distribution channels, the stabilization of the Company’s sourcing strategy, and more normalized levels of discontinued merchandise. Excluding a fair value inventory step-up associated with the Sierra acquisition, adjusted gross margin in the first quarter increased 580 basis points to 35.4%. Excluding the acquisition of Sierra, gross margin was 33.8%.

Selling, general and administrative expenses in the first quarter increased to $17.1 million compared to $12.5 million in the year-ago quarter. The increase was attributed to $1.8 million in expenses due to the inclusion of Sierra, which includes $0.7 million of amortization expense associated with the allocation of the Sierra purchase price, and higher selling expenses in the Company’s European operations, which were in direct correlation to 30% sales growth in the region, and general costs related to initiatives seeking to increase Black Diamond Equipment’s brand equity and drive new product introductions.

Net income in the first quarter improved to $0.4 million or $0.01 per diluted share, compared to a net loss of $1.5 million or $(0.05) per diluted share in the year-ago quarter. Net income in the first quarter of 2018 included $3.2 million of non-cash items, $0.2 million in transaction costs, and minimal restructuring costs, compared to $1.9 million of non-cash items and minimal restructuring costs in the first quarter of 2017.

Adjusted net income, which excludes the non-cash items, as well as transaction and restructuring costs, increased significantly to $3.8 million or $0.13 per diluted share, compared to adjusted net income of $0.5 million or $0.02 per diluted share in the first quarter of 2017.

Adjusted EBITDA also increased to $4.3 million compared to $0.6 million in the first quarter of 2017.

At March 31, 2018, cash and cash equivalents totaled $2.2 million compared to $1.9 million at December 31, 2017. During the first quarter of 2018, Clarus generated $6.4 million in free cash flow, which was partially used to pay down the Company’s debt balance to $14.9 million compared to $20.8 million at December 31, 2017.

Unchanged 2018 Outlook

Clarus continues to anticipate fiscal year 2018 sales to grow 17%-20% to approximately $200-$205 million compared to $170.7 million in 2017. On a constant currency basis, that translates to an expected sales range between $197.5 to $202.5 million, or up 16%-19% compared to 2017.

The Company also continues to expect adjusted EBITDA margin to be approximately 8%, which includes $5 million of cash corporate overhead expenditures, compared to 3.6% in 2017.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $157 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter 2018 results.

Date: Monday, May 7, 2018

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-888-394-8218

International dial-in number: 1-323-701-0225

Conference ID: 9279133

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.claruscorp.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 21, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 9279133

About Clarus Corporation

Clarus Corporation is focused on the outdoor and consumer industries, seeking opportunities to acquire and grow businesses that can generate attractive shareholder returns. The Company has substantial net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value. Clarus’ primary business is as a leading developer, manufacturer and distributor of outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport categories. The Company’s products are principally sold under the Black Diamond®, Sierra® and PIEPS® brand names through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), and adjusted EBITDA, and (iv) free cash flow. The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, (iii) EBITDA and adjusted EBITDA, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets including the ability to obtain sufficient financing; the financial strength of the Company's customers; the Company's ability to implement its growth strategy, including its ability to organically grow each of its historical product lines, the ability of the Company to identify potential acquisition or investment opportunities as part of its acquisition strategy; the Company’s ability to successfully execute its acquisition strategy or that any such strategy will result in the Company’s future profitability; the Company’s ability to successfully integrate Sierra Bullets, L.L.C.; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-552-9600

warren.kanders@claruscorp.com

or

John C. Walbrecht

President

Tel 1-801-993-1344

john.walbrecht@claruscorp.com

or

Aaron J. Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@claruscorp.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

CLAR@liolios.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2018	December 31, 2017
Assets
Current assets
Cash	$2,196	$1,856
Accounts receivable, less allowance for doubtful accounts of $608 and $382, respectively	36,252	35,817
Inventories	53,122	58,138
Prepaid and other current assets	4,397	3,633
Income tax receivable	43	-
Total current assets	96,010	99,444

Property and equipment, net	24,383	24,345
Other intangible assets, net	22,346	23,238
Indefinite lived intangible assets	41,938	41,843
Goodwill	17,745	17,745
Other long-term assets	812	834
Total assets	$203,234	$207,449

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$19,761	$19,456
Income tax payable	245	328
Current portion of long-term debt	40	-
Total current liabilities	20,046	19,784

Long-term debt	14,812	20,842
Deferred income taxes	3,675	3,666
Other long-term liabilities	103	175
Total liabilities	38,636	44,467

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 32,917 and 32,917 issued and 30,041 and 30,041 outstanding, respectively	3	3
Additional paid in capital	485,784	485,285
Accumulated deficit	(309,987)	(310,390)
Treasury stock, at cost	(12,415)	(12,415)
Accumulated other comprehensive income	1,213	499
Total stockholders' equity	164,598	162,982
Total liabilities and stockholders' equity	$203,234	$207,449

CLARUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2018	March 31, 2017

Sales
Domestic sales	$25,654	$21,337
International sales	27,613	20,219
Total sales	53,267	41,556

Cost of goods sold	35,440	29,256
Gross profit	17,827	12,300

Operating expenses
Selling, general and administrative	17,128	12,535
Restructuring charge	40	41
Transaction costs	165	-

Total operating expenses	17,333	12,576

Operating income (loss)	494	(276)

Other (expense) income
Interest expense, net	(254)	(983)
Other, net	121	14

Total other expense, net	(133)	(969)

Income (loss) before income tax	361	(1,245)
Income tax (benefit) expense	(42)	210
Net income (loss)	$403	$(1,455)

Net income (loss) per share:
Basic	$0.01	$(0.05)
Diluted	0.01	(0.05)

Weighted average shares outstanding:
Basic	30,041	30,015
Diluted	30,157	30,015

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED
	March 31, 2018		March 31, 2017

Gross profit as reported	$17,827
Plus impact of inventory fair value adjustment	1,049
Adjusted gross profit	$18,876	Gross profit as reported	$12,300

Gross margin as reported	33.5%

Adjusted gross margin	35.4%	Gross margin as reported	29.6%

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME (LOSS) TO NET INCOME BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	March 31, 2018	Share	March 31, 2017	Share

Net income (loss)	$403	$0.01	$(1,455)	$(0.05)

Amortization of intangibles	969	0.03	266	0.01
Depreciation	1,073	0.04	558	0.02
Accretion of note discount	-	-	833	0.03
Amortization of debt issuance costs	17	0.00	-	-
Stock-based compensation	499	0.02	33	0.00
Gain from removal of accumulated translation adjustment	(131)	(0.00)	(20)	(0.00)
Inventory fair value adjustment	1,049	0.03	-	-
Income tax (benefit) expense	(42)	(0.00)	210	0.01
Cash (paid) received for income taxes	(237)	(0.01)	53	0.00

Net income before non-cash items	$3,600	$0.12	$478	$0.02

Restructuring charge	40	0.00	41	0.00
Transaction costs	165	0.01	-	-
State cash taxes on adjustments	(6)	(0.00)	(2)	(0.00)
AMT cash taxes on adjustments	(4)	(0.00)	(1)	(0.00)

Adjusted net income before non-cash items	$3,795	$0.13	$516	$0.02

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME (LOSS) TO EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	March 31, 2018	March 31, 2017

Net income (loss)	$403	$(1,455)

Income tax (benefit) expense	(42)	210
Other, net	(121)	(14)
Interest expense, net	254	983

Operating income (loss)	494	(276)

Depreciation	1,073	558
Amortization of intangibles	969	266

EBITDA	$2,536	$548

Restructuring charge	40	41
Transaction costs	165	-
Inventory fair value adjustment	1,049	-
Stock-based compensation	499	33

Adjusted EBITDA	$4,289	$622